                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Arcadia Financial Ltd. and related Prospectuses of our report dated January 25, 1999, with respect to the consolidated financial statements of Arcadia Financial Ltd. included in the Company's Current Report on Form 8-K filed March 8, 1999.


                    Registration
     Form           Statement No.                           Purpose
     ----           -------------                           -------
      S-3             33-94018        Warrants to Purchase Common Stock
      S-3             33-98080        Warrants to Purchase Common Stock
      S-3             333-60531       Subordinated Extendible and Fixed-Term Notes
      S-3             333-18027       Universal Shelf
      S-8             33-56782        Olympic Financial Ltd. 1990 Stock Option Plan, the Olympic
                                         Financial Ltd. 1992 Director Stock Option Plan, and the
                                         Employee Stock Purchase Plan
      S-8             33-86484        Olympic Financial Ltd. 1994-1997 Restricted Stock Election Plan
      S-8             333-03801       Olympic Financial Ltd. 1998-2000 Restricted Stock Election Plan
      S-8             333-05387       Olympic Financial Ltd. Employee Stock Purchase Plan
      S-8             333-08599       Olympic Financial Ltd. 401(k) Profit Sharing Plan
      S-8             33-94228        Olympic Financial Ltd. 1990 Stock Option Plan, Olympic Financial
                                         Ltd. 1992 Director Stock Option Plan, and Olympic Financial Ltd.
                                         1994-1997 Restricted Stock Election Plan
      S-8             333-09229       Non-Statutory Stock Option Agreements between Olympic Financial
                                         Ltd. and Warren Kantor
      S-8             333-28909       Letter Agreement dated August 26, 1996, as amended, between Arcadia
                                         Financial Ltd. (formerly Olympic Financial Ltd.) and Warren
                                         Kantor
      S-8             333-28911       Non-Statutory Stock Option Agreements between Arcadia Financial
                                         Ltd. (formerly Olympic Financial Ltd.) and each of Richard A.
                                         Greenawalt and Warren Kantor
      S-8             333-63023       Non-Statutory Stock Option Agreement Between Arcadia Financial Ltd.
                                         And Warren Kantor
      S-8             333-63025       Employee Stock Purchase Plan
      S-8             333-63027       1990 Stock Option Plan


Minneapolis, Minnesota
March 5, 1999